EXHIBIT 4.15


                AMENDED, RESTATED AND CONSOLIDATED TERM LOAN NOTE
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                                                                  March 18, 2004
$5,508,469.92                                                   Philadelphia, PA

         FOR VALUE RECEIVED, the undersigned, Selas Corporation of America, a Pennsylvania business corporation with its chief executive office and principal place of business at c/o RTI, 1260 Red Fox Road, Arden Hills, MN 55112 (the "Borrower"), promises to pay to the order of Wachovia Bank, National Association (formerly known as First Union National Bank) with offices located at Broad and Walnut Streets, Philadelphia, PA 19109 (the "Lender") the principal sum of Five Million Five Hundred Eight Thousand Four Hundred Sixty-Nine and 92/100 Dollars ($5,508,469.92) as extended by the Lender to the Borrower under the Amended, Restated and Consolidated Loan Agreement dated of even date by and among the Borrower, Resistance Technology, Inc., a Minnesota business corporation with offices located at 1260 Red Fox Road, Arden Hills, MN 55112, RTI Electronics, Inc., a Delaware corporation with offices located at 1800 Via Burton Street, Anaheim, CA 92806 and Lender (as amended, restated, modified or supplemented from time to time, the "Agreement"), pursuant to the "Term Loan" as defined in the Agreement, together with interest, from the date of the Agreement, in like money, at said office of the Lender, at the time and at rates per annum as provided in the Agreement. All terms used and not otherwise defined in this Amended, Restated and Consolidated Term Note (the "Term Note") shall have the meanings given to them in the Agreement.

         This Term Note amends and completely restates, consolidates and evidences the indebtedness outstanding under and is substituted for, but not in payment, satisfaction, cancellation or novation of any of (a) the Existing Term Notes issued by the Borrower to the Lender, (b) the Existing Supplemental Credit Facility Note issued by the Borrower to the Lender, (c) the obligations of Selas SAS (formerly know as Selas S.A.) to the Lender under the Existing Overdraft Facility, and (d) the obligations of Selas SAS (formerly know as Selas S.A.) to the Lender under the Existing Selas SAS 2000 Term Facility (collectively, the "Prior Credit Facility Notes"). As of the date hereof, the Prior Credit Facility Notes shall collectively be deemed to be this Term Note, as referred to in the Agreement, and this Term Note shall evidence the indebtedness incurred under, and shall be entitled to the benefits of, the Agreement. Upon the occurrence of any Event of Default set forth in the Agreement, the entire unpaid balance of principal and accrued interest of this Term Note and all other amounts due under the Agreement shall, at the option of the Lender, be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

         Until maturity (whether by acceleration or otherwise), the outstanding principal balance hereunder shall bear interest at the rates and shall be payable at the times and in the manner set forth in the Agreement. Subsequent to maturity, including after judgment, or upon the occurrence of any Event of Default set forth in the Agreement, interest on the outstanding principal balance hereunder shall accrue at an annual rate equal to the Base Rate plus five percent (5%) and shall be payable on demand.

         Time is of the essence of this Term Note. All payments of principal and interest shall be made in full in lawful money of the United States of America, without set-off,


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counterclaim, deduction or withholding for any reason whatsoever, at the offices of the Lender, or at such other place as may be directed by the Lender.

         In the event any interest rate applicable hereto is in excess of the highest rate allowable under applicable law, then the rate of such interest will be reduced to the highest rate not in excess of such maximum allowable interest and any excess previously paid by the Borrower shall be deemed to have been applied against principal.

         UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, THE BORROWER IRREVOCABLY AUTHORIZES THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY AND ALL AMOUNTS UNPAID ON THIS TERM NOTE AND UNDER THE AGREEMENT, INCLUDING INTEREST THEREON TO DATE OF PAYMENT (SUCH AMOUNT AND THE OCCURRENCE OF SUCH EVENT OF DEFAULT TO BE AS EVIDENCED BY A COMPLAINT OR AN AFFIDAVIT SIGNED BY AN OFFICER OF THE LENDER) TOGETHER WITH FEES OF COUNSEL, DISBURSEMENTS AND COSTS OF SUIT, AS SET FORTH BELOW, RELEASING ALL ERRORS AND WAIVING RIGHTS OF APPEAL. IF A COPY OF THIS TERM NOTE, VERIFIED BY AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH PROCEEDING, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE LENDER SHALL ELECT UNTIL THIS TERM NOTE AND ALL SUMS DUE UNDER THIS TERM NOTE AND THE AGREEMENT SHALL HAVE BEEN PAID IN FULL.

         If the Lender should engage legal counsel in the course of collection of this Term Note upon the occurrence of an Event of Default, the Borrower shall pay to the Lender all fees and disbursements reasonably incurred by such counsel and all costs of suit.

         THE BORROWER AND THE LENDER CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA IN ANY AND ALL ACTIONS AND PROCEEDINGS ARISING UNDER OR PURSUANT TO THIS TERM NOTE OR ARISING UNDER OR PURSUANT TO ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH OR RELATING TO THIS TERM NOTE. THE BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH ADDRESS AS THE BORROWER MAY DIRECT BY WRITTEN NOTICE TO THE LENDER.

         THE BORROWER IRREVOCABLY WAIVES A JURY TRIAL AND ANY RIGHT TO A JURY TRIAL IN ANY ACTIONS OR PROCEEDINGS ARISING UNDER OR PURSUANT TO THIS TERM NOTE OR ARISING UNDER OR PURSUANT TO ANY

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AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH OR RELATING TO
THIS TERM NOTE, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         THE BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS TERM NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL HAVE BEEN FULLY EXPLAINED TO SUCH BORROWER BY SUCH COUNSEL.

         This Term Note is being executed and delivered in the Commonwealth of Pennsylvania and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Except where the context otherwise requires, the term "Lender" shall be deemed to include any subsequent holder of this Term Note.



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         IN WITNESS WHEREOF, the undersigned, by its duly authorized officer and intending to be legally bound, has duly executed this Term Note this __ day of March, 2004.

ATTEST:                                 SELAS CORPORATION OF AMERICA


                                        By:                              (SEAL)
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Name:                                   Name:
      --------------------------        Title:
Title:
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